GIBRALTAR STEEL CORPORATION
                     PROFIT SHARING PLAN
                      Twelfth Amendment


           WHEREAS, Gibraltar Steel Corporation of  New York, a New York

corporation having its principal place of business  at  Buffalo, New York,  (the

"Employer") maintains a profit sharing plan, known as the Gibraltar Steel

Corporation Profit Sharing Plan, (the "Plan")  by instruments executed and effective as follows:



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                     Executed            Effective

Original Plan       July 30, 1976       August 1, 1975

First Amendment     December 30, 1977   August 1, 1975

Second Amendment    July 31, 1978       Various Dates

Third Amendment     February 5, 1980    August 1, 1977

Fourth Amendment    August 1, 1978      August 1, 1978

Fifth Amendment

  and Restatement   August 1, 1979      August 1, 1979

Sixth Amendment

  and Restatement   April 14, 1986      August 1, 1984

Seventh Amendment   May 1, 1987         August 1, 1984

Eighth Amendment    November 16, 1993   August 1, 1987

Ninth Amendment

  and Restatement   November 16, 1993   August 1, 1989

Tenth Amendment     September 20, 1994  August 1, 1994

Eleventh Amendment  December 20, 1995   August 1, 1995


     WHEREAS, the Employer is merging the Plan into the Gibraltar Steel Corporation 401(k) Plan effective March 31, 2000; and
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WHEREAS, in  light of the merger and pursuant to the terms
of the Plan, the Employer now desires to amend said Plan in order to bring the Plan into compliance with certain provisions of the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998 and other recent legislation;

NOW, THEREFORE, the Employer hereby amends said Plan effective, unless otherwise indicated, August 1, 1997 as follows:

1. The third paragraph of Section 1.05 is hereby amended to read as follows:

          "The  term "leased employee"  means
any  person (other than an Employee of
the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with IRC Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction and control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer."

     2.    Section 1.13 is hereby amended to read
as follows:
            "Plan Year means the 12 month period ending on July 31 of each year."

3. The third paragraph of Section 1.14 is hereby amended to read as follows:

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"Notwithstanding the above, effective for Plan Years beginning on and after January 1, 1997, only the first $160,000 of a Participant's Compensation for the year shall be taken into account under the Plan. Such maximum amount shall be adjusted at the same time and in such manner as permitted under IRC Section 415(d)." 4. Section 1.15 is hereby amended by the addition thereto of the following paragraph:

"Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994 contributions, benefits and service credit with respect to qualified military service will be provided in accordance with IRC Section 414(u)."

5. Effective October 1, 1998, Section 3.04(d)is hereby amended by substituting "$5,000.00" for "$3,500.00" wherever it appears therein.

6. Effective August 1, 1995, subparagraph (a) where it first appears in Section 3.07 is hereby amended to read as follows:

             "(a) $30,000.00 as adjusted by the Secretary of the Treasury for increases in the cost-ofliving. Such increases will be in multiples of $5,000.00 (five thousand dollars); or"

          7. Section 3.07 is hereby amended by the addition thereto of the following paragraph immediately following (d) where it first appears therein:

"Notwithstanding the above, effective August 1,1998, compensation shall include any elective deferral(as defined in IRC Section 401(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of IRC Section 125 or IRC Section 457"

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8.  The last sentence of the fifth paragraph of Section 3.07 is hereby amended to read as follows:

"For purposes of this Section 3.07 and IRC Section 415 and the regulations thereunder, the Limitation Year with respect to the Employer shall be the Plan Year; provided, however, effective January 1, 1999 the Limitation Year shall be the calendar year."

9. The sixth paragraph of Section 3.07 is hereby amended to read as follows:
          "Compensation for a Participant who is permanently and totally disabled (as defined in IRC Section 37(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if contributions made on behalf of such Participant are nonforfeitable when made."
10. Section 4.04 is hereby amended by the addition thereto of the following paragraph:

          "Notwithstanding the above, for Plan Year ended July 31, 1998, Brian J. Lipke, Eric R. Lipke, Neil E. Lipke and Meredith A. Lipke shall not share in any contributions and forfeitures and for
the  Plan Year ended July  31, 1999,  Brian  J.  Lipke,  Eric   R.
Lipke,  Neil E. Lipke, Meredith  A. Lipke,  Walter  T. Erazmus, Joseph
Rosenecker,  Carl  Spezio,   Andrew Tsakos, Joseph Wark, William  Wark,
Dennis Speiser, John E. Flint and Richard O'Brien shall not share in contributions and forfeitures."

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11. Effective February 29, 2000, Section 4.07 is hereby amended by the addition thereto of the following paragraph:

"Effective February 29, 2000, forfeitures unallocated on February 29, 2000 shall be allocated on February 29, 2000 among the Accounts of the nonhighly compensated Participants who are employed by the Employer on February 29, 2000 as if said unallocated forfeitures were additional contributions of the Employer with respect to the Plan Year beginning on August 1, 1999 based upon their compensation for that Plan Year through February 29, 2000."

12. Effective October 1, 1998, Section 6.03(a)is hereby amended by substituting "$5,000.00" for "$3,500.00" wherever it appears therein.

13. Effective February 29, 2000, Section 6.04(a) is hereby amended by the addition thereto of the following paragraph immediately following the vesting schedule:

"Notwithstanding the above, all Participants in the Plan, other than those Participants who have terminated employment and who have been paid their benefits on or before February 29, 2000, shall be fully and nonforfeitably vested in their Accrued Benefit"

14. Effective October 1, 1998, Section 6.05 is hereby amended by substituting "$5,000.00" for "$3,500.00" wherever it appears therein.

15. Effective August 1, 1999, Section 6.05 is hereby amended to read as follows:

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"6.05 Termination Of Employment And Distribution Of Vested  Benefits -
Effective August 1, 1999, upon a Participant's voluntary or involuntary termination of employment with the Employer and any
Affiliate   with   a   vested interest  in  his Accrued  Benefit, other
than by reason of retirement, death or disability,the Participant shall
have the right to elect to  have the  value  of  his vested   interest
in his Accrued Benefit plus the amount equal to the value of his accounts attributable to his own contributions determined as of the nearest preceding Valuation Date plus any contributions such Participant has made subsequent to such Valuation Date paid in one lump sum payment; provided, however, such election shall not be effective without the Participant's, and if applicable his spouse's (or where either the Participant or the spouse has died, the survivor's) written consent if(i) the vested interest in his Accrued Benefit plus the value of his accounts attributable to his own contributions exceeds (or at the time of any prior distribution exceeded) $5,000.00(or any lesser amount as may, by regulations of the Secretary of the Treasury, be established as the maximum amount that may be paid out in such event without the Participant's consent) and
(ii) the Accrued Benefit is immediately distributable. The Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse)before the Participant attains(or would have attained if not deceased) the later of normal retirement age or age 62. Notwithstanding the foregoing, neither the consent of the Participant nor his spouse shall be required to the extent that a distribution is required to satisfy IRC 401(a)(9) or IRC 415.

For purposes of this Section 6.05, the consent of the Participant and his spouse shall be obtained in writing within the 90 day period ending
on the annuity  starting  date.   The annuity starting date is the
first day  of the first period for  which an amount is paid as an
annuity or any   other  form. The  Committee shall  notify  the
Participant and his spouse of the right to defer any distribution until the Participant's Accrued Benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative  values of, the optional forms of benefit available  under the Plan and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
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(a) the  Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution(and, if applicable, a particular distribution option), and
(b) the Participant, after receiving the notice, affirmatively elects a distribution. If the Participant and the Participant's spouse do not consent to such distribution, the Committee shall direct the Trustee to segregate the value of his vested interest in his Accrued Benefit as determined above, in an individual interest-bearing account and to hold the same or distribution upon the earlier of his attainment of age 65, death, disability or, if applicable, the satisfaction of the age requirement for early retirement provided the service or participation requirement, if any, was satisfied prior to his termination of employment. When such former Participant is entitled to distribution as provided in the preceding sentence, the Committee shall direct the
Trustee to distribute   the  value of such segregated account to such
former Participant or his Beneficiary in accordance with Section 6.07. If a terminated Participant is rehired by the Employer and he again becomes a Participant, any amount so segregated and not distributed shall be reinvested with the remainder of the Trust Fund and be credited with earnings, losses and expenses of the Trust. In the case of any terminated Participant who has incurred five (5)consecutive One Year Periods Of Severance prior to his reparticipation in the Plan, the Committee shall establish and maintain for such Participant a separate Account for such reinvested amount.
At the time a former Participant is entitled to distribution, according to its records, the Committee shall send, by registered or certified mail directed to his address last known to the Committee, a notice informing him as to his rights with respect to any amounts held for him and requesting confirmation of his address and age. Each Participant and former Participant has the obligation to keep the Committee informed of his address. In the event the Committee is unable to locate such former Participant within four(4) years, the amount held for his benefit shall be forfeited; provided, however, if a claim is made by the Participant or his Beneficiary for the forfeited

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amount, such amount shall be reinstated into his Account.
Notwithstanding the foregoing, the Committee shall direct the Trustee to make a lump sum payment of a Participant's vested interest in his Accrued Benefit and his Account attributable to his own contributions if his vested interest in his Accrued Benefit plus his Account attributable to his own contributions is less than $5,000.00." 16.
Section 6.07(c) is hereby amended by the addition thereto of the following paragraph immediately following the first paragraph of that section:

"A Participant may elect, with applicable spousal consent, to waive the requirement that the written explanation be provided at least 30 days before the annuity starting date, provided that the distribution commences more than 7 days after such explanation is provided. In addition, the written explanation may be provided after the annuity starting date, provided that the applicable election period shall not end before the 30th day after the date on which such explanation is provided, except that the Participant can waive such 30 day requirement provided that the distribution commences more than 7 days after the explanation is provided."

17. The first paragraph of Section 6.10(b) is hereby amended by the addition thereto of the following:

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"Notwithstanding the above, effective January 1, 1997, the required beginning date of a Participant is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or, in the case of a non-5 percent owner, the calendar year in which the Participant retires; provided, however, that the provisions of this sentence shall only apply to employees who attain age 70 1/2 after December 31, 2000."


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IN WITNESS WHEREOF, the Employer has caused this instrument to be executed in its name and attested by its corporate officers hereunto duly authorized as of this 22 day of March, 2000.



GIBRALTAR STEEL CORPORATION OF NEW YORK

By  /s/ Brian J. Lipke
President





Attest:

/s/ Walter T. Erazmus
Secretary

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